Exhibit 10.2

Amendment Number 7

to the

Managed Operations Services Agreement

This Amendment Number 7 to the Managed Operations Services Agreement (this “Amendment”), is made by and between Franklin Templeton Companies, LLC, a Delaware Limited Liability Company, having a place of business at One Franklin Parkway, San Mateo, CA, 94403 (“Franklin”) and International Business Machines Corporation, having place of business at Route 100, Somers, NY, 10589 (“IBM”) (collectively referred to herein as the “Parties”). This Amendment is effective as of August 1, 2007 (the “Amendment Number 7 Effective Date”). This Amendment amends the Managed Operations Services Agreement, dated February 6, 2001, between Franklin and IBM as modified or amended prior to the date hereof including any schedules, supplements, exhibits and attachments thereto (the “Agreement”). Capitalized terms used but not defined herein shall have their respective meanings as defined in the Agreement. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. All terms and conditions of the Agreement not specifically amended or supplemented herein, shall remain unchanged and in full force and effect. The Term of this Amendment will begin as of the Amendment Number 7 Effective Date and will run concurrently with the Agreement.

This Amendment modifies the Agreement for purposes of extending the Business Recovery Services Term, clarification of charges regarding BR Services (as defined in Schedule M of the Agreement) and to add mobile recovery services to the scope of the BR Services, clarification of the Parties’ obligations to obtain consents for Franklin products added to the environment after Initial Refresh and to define certain changes due to the change in control of root access.

The affected and changed sections and Schedules of the Agreement are as indicated below.

I. The Agreement:

1. Section 20(b) of the Agreement shall be deleted in its entirety and replaced with the following:

Schedule M shall commence on the Effective Date and shall extend until 2400 hours, Pacific time, on the tenth anniversary of the Commencement Date, if not terminated earlier pursuant to Section 18 or 21 (the “Business Recovery Services Term”). Franklin shall have the right to renew Business Recovery Services Term for three successive one year renewal terms, on the same terms and conditions as set forth in Schedule M, by providing IBM with written notice ninety (90) days before the expiration of the ten year term or before expiration of a one-year renewal term.

2. Section 21(c) of the Agreement shall be deleted in its entirety and replaced with the following:

Termination of Schedule M. At any time on or after February 28, 2010, Franklin may terminate Schedule M for convenience for any reason or no reason upon at least one hundred twenty (120) days written notice, and Franklin shall have no further obligations under Schedule M except for (i) payment for any acceptable Services provided under Schedule M and completed by IBM prior to the effective date of termination; (ii) payment of the Termination for Convenience Charge for termination of Schedule M as follows: fifty percent (50%) of the sum of the Monthly BR Service Charges Franklin would have paid from the effective date of such termination through the end of the Business Recovery Services Term had Franklin not terminated. Further, Franklin shall have the right to terminate Schedule M, for convenience for any reason or no reason, if IBM and Franklin enter into an agreement, mutually agreeable to both parties, pursuant to which IBM shall provide managed operation services at a location not listed in Schedule I (which location shall be

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a “New Facility”), where such services include business recovery services and replace the business recovery services that IBM was providing hereunder. Such termination shall be effective ninety (90) days after IBM has commenced such managed operation services at the New Facility. Franklin shall also have the right to terminate Schedule M, immediately upon written notice, if IBM is more than ninety (90) days late in completing the final Business Recovery Milestone described in Schedule M.

3. Add the following to Section 8.d. of the Agreement (Required Consents

Franklin shall be responsible to secure the consents (if any) required to be obtained to allow IBM to use the In-Scope Software added to the environment after Initial Refresh which Franklin is required to provide pursuant to the Agreement in order for IBM to perform the Services.

4. Section 23.b.v shall be deleted in its entirety and replaced with the following:

Other than the consents as to which Franklin is required to obtain pursuant to Section 8.d and Section 23.d, IBM will obtain all consents and license or other rights necessary from third parties (including but not limited to third party vendors of software and hardware that IBM uses to provide the Services) to enable Franklin to receive and enjoy the benefits of the Services; and

5. The following shall be added as Section 24.b.viii of the Agreement:

To the extent that such claim arises from the use of the e-BRS/Internet Access Services (as defined in Exhibit M-3 to Revision 2 of Schedule M) by Franklin or any third party authorized by Franklin.

6. The following shall be added as Section 32 of the Agreement:

32. Control of Root Access. Franklin will provide IBM individual staff members with the needed permission levels as reasonably necessary to perform their assigned work up to and including root access. In the event that an additional level of root access is needed, that has not been provided in the assigned ID, the Franklin HotID process will be deployed. In the event that IBM can not be assigned an ID or a HotID and cannot perform their work within the committed SLA’s due to not having an ID or HotID, IBM will be relieved from SLA commitments and associated penalties for that specific event to the extent that noncompliance with the SLA is due to not having an ID or HotID.

II. The Schedules:

A. Revision 1 to Schedule A is hereby amended as follows:

1. Add the following as Section 4.1.b.6 (Systems Operations, Franklin responsibilities):

be responsible to provide, manage and maintain control of root access and to provide root access to IBM when reasonably necessary in a timely manner when required by IBM to meet its obligations.

B. Intentionally left blank

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C. Revision 2 to Schedule C is hereby amended as follows:

1. Section 3.7(d)(2) shall be deleted in its entirety and replaced with the following:

The removal of Serviced Applications will result in a monthly reduction to the BR Services charges in the amount set forth in Revision 1 to Exhibit C-3, subject to the minimum revenue commitment described in Section 3.7e.

2. Section 3.7(e) shall be deleted in its entirety and replaced with the following:

In no event will the Business Recovery Services ASC as described in Exhibit C-1 be reduced to an amount less than $190,000 per month.

3. Add the following as Section 3.7(k):

If at any time during the period from August 1, 2007 through February 28, 2011, for the Shared Recovery Configurations identified by supplements CFTR4YP, CFTBTXJ, CFTQ8MM, CFTBTYJ, CFTBTWJ, CFTY5SB, CFT2K4M, CFTK2DP, CFTK2FP and CFTQQ1L, Franklin requests increases to Shared Recovery Configurations of the BR Serviced Applications, such increases shall be at the monthly rates set forth in Exhibit C-4, provided that any additional capacity being requested is also available to IBM’s general subscriber base at the IBM data recovery site associated with such supplement.

IBM will use its standard measurement of MIPS and GB when calculating such adjustments. If Franklin requests that items be removed from a Shared Recovery Configuration, IBM will issue a BR Service Authorization reflecting the removal of the requested items and an adjustment to the BR Services Annual Services Charge, as set forth in Revision 1 to Exhibit C-3 and pursuant to Section 3.7(e) of this Schedule.

4. Add the following as Section 3.9:

3.9 Mobile Recovery Services Charges

For the mobile recovery services set forth in Section 11 of Revision 2 to Schedule M of the Agreement, IBM will invoice Franklin the charges set forth in Exhibit C-5 of Revision 2 to Schedule C of the Agreement.

5. Those certain sections of Exhibit C-1 applicable to the BR ASC shall be modified as follows;

See Amendment Number 7 Exhibits to Revision 2 to Schedule C

6. Exhibit C-3 to Revision 2 of Schedule C of the Agreement shall be deleted in its entirety and replaced with Revision 1 to Exhibit C-3:

See Amendment Number 7 Exhibits to Revision 2 to Schedule C

7. The following shall be added as Exhibit C-4 to Revision 2 of Schedule C of the Agreement:

See Amendment Number 7 Exhibits to Revision 2 to Schedule C

8. The following five (5) tables shall be added as Exhibit C-5 to Revision 2 of Schedule C of the Agreement:

See Amendment Number 7 Exhibits to Revision 2 to Schedule C

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D. Revision 1 to Schedule M:

1. “Revision 1 to Schedule M” is deleted in its entirety and replaced with “Revision 2 to Schedule M” which is attached hereto.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) THIS AMENDMENT, 2) THE SCHEDULES AND SUPPLEMENTS TO THE SCHEDULES, AND 3) THE AGREEMENT, DATED FEBRUARY 6, 2001, AS PREVIOUSLY AMENDED. FRANKLIN’S APPROVAL OF THIS AMENDMENT SHALL BE CONSIDERED ACCEPTANCE BY FRANKLIN OF IBM’S PROVISION OF THE SERVICES FOR THE CORRESPONDING CHARGES SPECIFIED IN THE AGREEMENT, AS AMENDED. THIS STATEMENT OF THE AMENDMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER DESCRIBED IN THIS AMENDMENT.

Accepted by:				Accepted by:

International Business Machines Corporation				Franklin Templeton Companies, LLC

By:	/s/ France Dubé			By:	/s/ Jennifer J. Bolt
	Authorized Signature				Authorized Signature

France Dubé		Date:	December 21, 2007	Jennifer J. Bolt, SVP		Date:	December 21, 2007
Name (Type or Print)				Name (Type or Print)

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